SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

September 27, 2010
Date of Report (Date of earliest event reported)

GRYPHON RESOURCES, INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 000-53371
 (Commission File Number)

98-0465540
 (IRS Employer Identification Number)

1313 East Maple Street, Suite 201-462
Bellingham, Washington 98225
(Address of principal executive offices)

360.685.4238
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 1 – REGISTRANT’S BUSINESS AND OPERTIONS

Item 1.01 – Entry Into a Material Definitive Agreement

On September 27, 2010, Gryphon Resources Inc. (the “Company”) entered into an agreement (the “APM Agreement”) which sold the Company’s 99% ownership stake of its subsidiary APM Madencilik Ltd. (“APM”), a Turkish Corporation, to Albus Holdings S.A. (the “Purchaser”). Under the APM Agreement, the Company relinquished all interests in APM, which specifically included title to any future benefit from mineral exploration claims held by APM.

Prior to the sale, the Company owned 99 (ninety nine) of the 100 (one hundred) shares of APM’s total issued and outstanding common voting shares. Under the APM Agreement, the Company passed title to its 99 shares of APM to the Purchaser in consideration for the Purchaser assuming liabilities owed by APM to third parties in the amount of US$97,920.04. As part of the APM Agreement, the Company also forgave US$15,338.14 of intercompany balances which were owed by APM to the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

Exhibit 10.1 – Material Definitive Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON RESOURCES, INC.

/s/ Alan Muller
Alan Muller,
President and CEO
Dated:  September 27, 2010